Exhibit 1.1

AMENDMENT NUMBER SIX

to the

MASTER REPURCHASE AGREEMENT

Dated as of December 9, 2010,

among

PENNYMAC CORP., PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC and PENNYMAC LOAN SERVICES, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER SIX (this “Amendment Number Six”) is made this 31st day of May, 2012 among PENNYMAC CORP. and PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC (each, a “Seller” and jointly and severally, the “Seller” or “Sellers”), PENNYMAC LOAN SERVICES, LLC (“Servicer”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of December 9, 2010, among Sellers, Servicer and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers and Buyer have agreed to amend the Agreement to increase the Maximum Aggregate Purchase Price, modify the Applicable Percentages regarding certain Eligible Loans and modify certain other definitions in the Agreement, as more specifically set forth herein; and

WHEREAS, as of the date hereof, each Seller and Servicer represents to Buyer that the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

AMENDMENTS.  EFFECTIVE AS OF MAY 31, 2012 (THE “AMENDMENT EFFECTIVE DATE”), THE AGREEMENT IS HEREBY AMENDED AS FOLLOWS:

Section 2 of the Agreement is hereby amended by adding following new definitions of “Current Modified Loan”, “Current Unmodified Loan”, “Delinquent”, “NPL Loan” and “Re-Performing Loan”  in the appropriate alphabetical order as follows:

“Current Modified Loan” shall mean an Eligible Loan, with respect to which (i) the original terms have been modified, (ii) the related Mortgagor has made each Monthly Payment on or prior to the related Due Date for each of the prior six months and (iii) the related Mortgagor is not Delinquent with respect to any scheduled Monthly Payment.

“Current Unmodified Loan” shall mean an Eligible Loan, with respect to which (i) the original terms have not been modified, (ii) the related Mortgagor has made each Monthly Payment on or prior to the related Due Date for each of the prior twelve months and (iii) the related Mortgagor is not Delinquent with respect to any scheduled Monthly Payment.

“Delinquent” shall mean with respect to any Loan, any Monthly Payment which has not been received by or on behalf of Seller by the end of the day immediately preceding such Loan’s next succeeding Due Date.

“NPL Loan” means any Eligible Loan other than any Current Modified Loan, Current Unmodified Loan or Re-Performing Loan.

“Re-Performing Loan” shall mean an Eligible Loan, with respect to which (i) the related Mortgagor has made the most recently due Monthly Payment on or prior to the related Due Date, (ii) the original terms have not been modified, (iii) at least one Monthly Payment (other than with respect to the most recently due Monthly Payment) due during the last twelve months has been Delinquent and (iv) the related Mortgagor is not Delinquent with respect to any scheduled Monthly Payment.

(B)                       SECTION 2 OF THE AGREEMENT IS HEREBY AMENDED BY DELETING THE DEFINITION OF “LIBO BASE RATE” IN ITS ENTIRETY AND REPLACING IT WITH THE FOLLOWING:

“LIBO Base Rate” means the rate determined daily by Buyer on the basis of the “BBA’s Interest Settlement Rate” offered for one-month U.S. dollar deposits, as such rate appears on Bloomberg L.P.’s page “BBAM” as of 11:00 a.m. (London time) on such date (rounded to five decimal places) provided that if such rate does not appear on Bloomberg L.P.’s page “BBAM” as of such time on such date, the rate for such date will be the rate determined by reference to the most recently published rate on Bloomberg L.P.’s page “BBAM”; provided further that if such rate is no longer set on Bloomberg L.P.’s page “BBAM”, the rate of such date will be determined by reference to such other comparable publicly available service publishing such rates as may be selected by Buyer in its sole discretion, which rates have performed or are expected by Buyer to perform in a manner substantially similar to the rate appearing on Bloomberg L.P.’s page “BBAM”, and which rate will be communicated to Seller.  Notwithstanding anything to the contrary herein, Buyer shall have the sole discretion to re-set the LIBO Base Rate on a daily basis.

(C)                     SECTION 2 OF THE AGREEMENT IS HEREBY AMENDED BY DELETING THE DEFINITION OF “LIBO RATE” IN ITS ENTIRETY AND REPLACING IT WITH THE FOLLOWING:

“LIBO Rate” shall mean with respect to each Interest Period pertaining to a Transaction, a rate per annum determined by Buyer in its sole discretion in accordance with the following formula (rounded to five decimal places), which rate as determined by Buyer shall be conclusive absent manifest error by Buyer:

LIBO Base Rate
1.00 – LIBO Reserve Requirements

THE LIBO RATE SHALL BE CALCULATED ON EACH PURCHASE DATE AND REPURCHASE DATE COMMENCING WITH THE FIRST PURCHASE DATE.

(D)                       SECTION 2 OF THE AGREEMENT IS HEREBY AMENDED BY DELETING THE DEFINITION “MAXIMUM AGGREGATE PURCHASE PRICE” IN ITS ENTIRETY AND REPLACING IT WITH THE FOLLOWING:

“MAXIMUM AGGREGATE PURCHASE PRICE” SHALL MEAN $450,000,000.

FEES AND EXPENSES.  SELLERS AGREE TO PAY TO BUYER ALL REASONABLE OUT OF POCKET COSTS AND EXPENSES INCURRED BY BUYER IN CONNECTION WITH THIS AMENDMENT NUMBER SIX (INCLUDING ALL REASONABLE FEES AND OUT OF POCKET COSTS AND EXPENSES OF THE BUYER’S LEGAL COUNSEL) IN ACCORDANCE WITH SECTIONS 23 AND 25 OF THE AGREEMENT.

REPRESENTATIONS.  EACH SELLER AND SERVICER HEREBY REPRESENTS TO BUYER THAT AS OF THE DATE HEREOF, THE SELLER PARTIES ARE IN FULL COMPLIANCE WITH ALL OF THE TERMS AND CONDITIONS OF THE AGREEMENT AND EACH OTHER PROGRAM DOCUMENT AND NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING UNDER THE AGREEMENT OR ANY OTHER PROGRAM DOCUMENT.

BINDING EFFECT; GOVERNING LAW.  THIS AMENDMENT NUMBER SIX SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS.  THIS AMENDMENT NUMBER SIX SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

COUNTERPARTS.  THIS AMENDMENT NUMBER SIX MAY BE EXECUTED BY EACH OF THE PARTIES HERETO ON ANY NUMBER OF SEPARATE COUNTERPARTS, EACH OF WHICH SHALL BE AN ORIGINAL AND ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

LIMITED EFFECT.  EXCEPT AS AMENDED HEREBY, THE AGREEMENT SHALL CONTINUE IN FULL FORCE AND EFFECT IN ACCORDANCE WITH ITS TERMS.  REFERENCE TO THIS AMENDMENT NUMBER SIX NEED NOT BE MADE IN THE AGREEMENT OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION THEREWITH, OR IN ANY CERTIFICATE, LETTER OR COMMUNICATION ISSUED OR MADE PURSUANT TO, OR WITH RESPECT TO, THE AGREEMENT, ANY REFERENCE IN ANY OF SUCH ITEMS TO THE AGREEMENT BEING SUFFICIENT TO REFER TO THE AGREEMENT AS AMENDED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, Sellers, Servicer and Buyer have caused this Amendment Number Six to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.
(Seller)

/s/ Brian Stack
By:
		Name:	Brian Stack
		Title:	Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC
(Seller)

/s/ Brian Stack
By:
		Name:	Brian Stack
		Title:	Managing Director, Treasury

PENNYMAC LOAN SERVICES, LLC,
(Servicer)

/s/ Brian Stack
By:
		Name:	Brian Stack
		Title:	Vice President, Treasury

CITIBANK, N.A.
(Buyer and Agent, as applicable)

/s/ Susan Mills
By:
		Name:	Susan Mills
		Title:	Vice President

Acknowledged:

PENNYMAC MORTGAGE INVESTMENT TRUST

/s/ Brian Stack
By:
Name:	Brian Stack
Title:	Treasurer